Exhibit 10.6

Superior Well Services, Inc.. 1380 RT 286 East Suite #121 Indiana, PA 15701 Telephone 724-465-8904
April 17, 2009
Mr. Arty Straehla
14301 Caliber Drive
Ste 200
Oklahoma City, OK 73134
Dear Arty:
     This letter is to memorialize our agreement that you have volunteered to reduce your annualized base salary by 10%, to $270,000. This agreement will constitute an amendment to your Employment Agreement which was executed by you on September 15, 2008 (the “Employment Agreement”). You explicitly acknowledge and agree that the reduction in your base salary has been completely voluntary and will not be considered a “Change in Terms of Service,” as defined in the Employment Agreement.
     Thank you for your continued service to Superior Well Services.

Sincerely,

/s/ Dave Wallace
ACCEPTED AND AGREED:

/s/ Arty Straehla

April 17, 2009